As filed with the Securities and Exchange Commission on September 26, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2705690
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road Gaithersburg, Maryland	20878
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated GenVec, Inc. 2002 Stock Incentive Plan, as amended
(Full titles of the plans)

Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
GenVec, Inc.,
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(Name and address of agent for service)

(240) 632-0740
(Telephone number, including area code, of agent for service)

Copy to:
Asher M. Rubin
Hogan & Hartson LLP
111 South Calvert Street, 16th Floor
Baltimore, Maryland 21202
Telephone: (410) 659-2700
Telecopy: (410) 539-6981

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01(1)	9,580,000 Shares (2)	$1.35(3)	$12,933,000 (3)	$ 508.27

(1)	Includes Series A Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to rule 457(i).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the Amended and Restated 2002 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration that results in a change in the number of our outstanding shares of common stock.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low sale prices of the GenVec, Inc. common stock as reported on The NASDAQ Global Market on September 23, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 for GenVec, Inc. (the “Company”) is being filed pursuant to General Instruction E of Form S-8 to register 9,580,000 additional shares of common stock for issuance under the Company’s Amended and Restated 2002 Stock Incentive Plan, as amended (the “Plan”). The Company previously registered 2,000,000 shares of common stock for issuance under the Plan under a Registration Statement on Form S-8 (File No. 333-110446), filed with the Securities and Exchange Commission on November 13, 2003, the contents of which are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on September 26, 2008.

GENVEC, INC.
By: /s/ PAUL H. FISCHER, PH.D.
Name: Paul H. Fischer, Ph.D.
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on September 26, 2008 by the following persons in the capacities indicated.

Name	Title

/s/ PAUL H. FISCHER, PH.D.	President, Chief Executive Officer, and
Paul H. Fischer, Ph.D.	Director (Principal Executive Officer)

/s/ DOUGLAS J. SWIRSKY	Senior Vice President, Chief Financial Officer,
Douglas J. Swirsky	Treasurer & Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)

*	Director
Wayne T. Hockmeyer, Ph.D.

*	Director
Zola Horovitz, Ph.D.

*	Director
William N. Kelley, M.D.

*	Director
Kevin M. Rooney

*	Director
Joshua Ruch

*	Director
Marc R. Schneebaum

*	By:	/s/ DOUGLAS J. SWIRSKY
Douglas J. Swirsky Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of GenVec, Inc. (the “Company”) (incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-24469)).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-24469)).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 14, 2007 (File No. 0-24469)).

3.4
Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company (incorporated by reference from Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-24469)).

3.5
Certificate of Amendment to the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company (incorporated by reference from Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-24469)).

3.6	Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-24469)).

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-47408)).

4.2
Rights Agreement dated as of September 7, 2001 between the Company and American Stock Transfer & Trust Company, the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Rights Certificate attached as Exhibit B thereto, and the form of Summary of Rights attached as Exhibit C thereto (incorporated by reference from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 26, 2001 (File No. 0-24469)).

5.1	Opinion of Hogan & Hartson LLP.

10.1	Amended and Restated 2002 Stock Incentive Plan, as amended (incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 0-24469)).

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney.